Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated July 31, 2025, relating to the financial statements of Evolution Global Acquisition Corp as of June 30, 2025 and for the period from June 26, 2025 (inception) through June 30, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

July 31, 2025